Exhibit 99.1

For Immediate Release:  September 13, 2005
Contact: Steve Vanderwoude, Chief Executive Officer at (919) 563-8226 or Rick Whitener, Vice President and Treasurer at (919) 563-8374

Bond Ticker: MADRIV
September 13, 2005
Mebane, North Carolina



            MADISON RIVER COMMUNICATIONS ANNOUNCES UPDATE ON CFO'S RECOVERY, MANAGEMENT PRESENTATIONS AT TWO CONFERENCES


Mebane, North Carolina - September 13, 2005 - Madison River Communications today announced that the recovery of its Chief Financial Officer, Mr. Paul H. Sunu, from heart bypass surgery on August 23, 2005 is continuing to proceed well. Mr. Sunu has resumed working on a part-time basis and that will increase as his recovery progresses.

The Company also announced that management will present at two conferences in the next several weeks. Chief Executive Officer, Mr. J. Stephen Vanderwoude and Vice President and Treasurer, Mr. Rick Whitener, will make a presentation at the Jefferies Third Annual Communications and Media Conference being held in New York, New York on September 19th and 20th, 2005. In addition, Mr. Sunu will make a presentation at the Deutsche Bank Securities 2005 Global High Yield Conference being held in Scottsdale, Arizona on September 27th through September 29th, 2005.


Madison River Communications operates established rural telephone companies providing communications services to business and residential customers primarily in Alabama, Georgia, Illinois and North Carolina. Its service offerings include local and long distance voice, high speed broadband and dial-up Internet access services. At June 30, 2005, the Company served approximately 237,300 voice and broadband connections.






Madison River Capital, LLC operates as Madison River Communications and is a wholly owned subsidiary of Madison River Telephone Company, LLC. Madison River Communications operates and enhances rural telephone companies and uses advanced technology to provide competitive communications services in nearby markets. Madison River Telephone Company, LLC is owned by affiliates of Madison Dearborn Partners Inc., Goldman, Sachs & Co., Providence Equity Partners, the former shareholders of Coastal Utilities, Inc. and members of management.